UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2006

Collegiate Pacific Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-15289	22-2795073
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Diplomat Drive, Dallas, Texas		75234
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972.243.8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 20, 2006, Collegiate Pacific Inc. (the "Company") issued a press release announcing that Costa Brava Partnership III L.P., Greenwood Capital L.P., and Greenwood Investors, L.P. each voluntarily dismissed, without prejudice, the July 14, 2006, complaint filed by those parties in the Court of Chancery of the State of Delaware in and for New Castle County, against the Company, Mr. Geoffrey P. Jurick, Thomas P. Triechler, Peter Bunger and Terrence Babilla. As previously disclosed by the Company, the lawsuit sought damages against Messrs. Jurick, Triechler, Bunger and Babilla for alleged breaches of their fiduciary duties to the minority stockholders of Sport Supply Group, Inc. ("SSG") in connection with Emerson Radio Corp.’s sale of its interest in SSG to the Company. The plaintiffs also sought damages from the Company for allegedly aiding and abetting the individual defendants’ alleged breaches of fiduciary duties. A copy of the press release announcing the dismissal is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release, dated November 20, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegiate Pacific Inc.

November 20, 2006	By:	William R. Estill

Name: William R. Estill
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 20, 2006